EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Premier Alliance Group, Inc., a Delaware corporation (the "Company") on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kent F. Anson, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Premier Alliance Group, Inc., and will be retained by Premier Alliance Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Kent F. Anson
Kent F. Anson
Chief Executive Officer
March 28, 2014